UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2019

THE LOVESAC COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38555	32-0514958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Landmark Square, Suite 300
Stamford, Connecticut

(Address of Principal Executive Offices, and Zip Code)

(207) 273-9733

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On May 21, 2019, The Lovesac Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with each of the selling stockholders of the Company named on Schedule I-A and Schedule I-B thereto (the “Selling Stockholders”), and Stifel, Nicolaus & Company, Incorporated, as representative of each of the underwriters named in Schedule II thereto, in connection with an underwritten public offering (the “Offering”) by the Company and the Selling Stockholders of a total of 2,500,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and the grant by one of the Selling Stockholders to the underwriters of a 30-day option to purchase all or part of 375,000 additional shares of Common Stock. The Offering is expected to close on May 24, 2019.

The Common Stock was offered and sold pursuant to the Company’s registration statement on Form S-1 (File No. 333-231597), which was publicly filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2019 and declared effective by the SEC on May 21, 2019.

The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2019, Christopher Bradley notified the Board of Directors (the “Board”) of the Company that he will not stand for re-election at the Company’s 2019 annual meeting of stockholders. Mr. Bradley’s decision not to stand for re-election to the Board was not a result of a disagreement between the Company, the Board or its management and Mr. Bradley relating to the Company’s operations, policies or practices. The Company thanks Mr. Bradley for his contributions to the Board during his tenure as a director.

On May 22, 2019, David Yarnell notified the Board of the Company that he will not stand for re-election at the Company’s 2019 annual meeting of stockholders. Mr. Yarnell’s decision not to stand for re-election to the Board was not a result of a disagreement between the Company, the Board or its management and Mr. Yarnell relating to the Company’s operations, policies or practices. The Company thanks Mr. Yarnell for his contributions to the Board during his tenure as a director.

Item 8.01	Other Items

On May 22, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 21, 2019, among The Lovesac Company, the stockholders listed on Schedule I-A and I-B thereto, and Stifel, Nicolaus & Company, Incorporated, as representative of each of the underwriters listed on Schedule II thereto.
99.1	Press Release dated May 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LOVESAC COMPANY

Date: May 23, 2019	By:	/s/ Donna Dellomo
		Name:	Donna Dellomo
		Title:	Executive Vice President and Chief Financial Officer

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